Exhibit 99.2

duostech	FOR IMMEDIATE RELEASE

Duos Technologies to Present at the 2024 Gateway Conference on September 4th

JACKSONVILLE, FL – August 20, 2024 – Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), is confirmed to present at the 2024 Annual Gateway Conference, which is being held September 4-5, at the Four Seasons Hotel in San Francisco, CA.

The Duos management team is scheduled to present on Wednesday, September 4 at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time). The presentation will be webcast live and available for replay here. In addition to the presentation, Duos executives will be available for one-on-one meetings throughout the conference.

For additional information, to request an invitation, or to schedule a one-on-one meeting, please email conference@gateway-grp.com.

To stay up to date on the Company's most recent developments or to learn more about the Duos story and its revolutionary technology platforms, be sure to follow here or sign up for email alerts here. For more information please contact DUOT@duostech.com or visit the Company's website and social media channels: Website, LinkedIn, Twitter.

About The Gateway Conference

Set against the backdrop of the Four Seasons Hotel in San Francisco, the Gateway Conference offers a unique stage for both public and private companies to introduce their stories to new audiences. Celebrating 25 years of fostering impactful industry connections, this year's conference embodies Gateway's mission of connecting leading growth-stage companies with prospective investors, analysts, partners, and other capital markets constituents.

The event offers attendees an exclusive look at a diverse array of companies across sectors such as technology, cleantech, consumer, industrials, financial services, and healthcare. Through presentations and one-on-one meetings, investors and analysts will have exclusive access to senior company executives from over 100 private and public companies.

About Gateway Group

Gateway is a leading financial communications and digital media advisory firm specializing in assisting emerging growth companies for over 25 years. We work with businesses at various stages of corporate development, from private startups to public enterprises. Our team of experts offers decades of experience in all facets of corporate communications, including investor relations (IR) and public relations (PR), as well as cutting-edge digital media services such as branding & creative, web development, and social media. Gateway clients are industry leaders in technology, consumer, industrials, finance, business services, and more. To learn more about Gateway Group, our offerings, or how we can help meet your communications needs visit gateway-grp.com or connect with us on LinkedIn.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation designs, develops, deploys, and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers and power consulting. For more information, visit www.duostech.com and www.duosedge.ai.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)

904-652-1625

fk@duostech.com